                                                                      EXHIBIT 10

                              EMPLOYMENT AGREEMENT


                  This Agreement, dated as of July 28, 1998, shall be effective as of the Effective Date (as defined herein) by and between Samuel A. Getz (the "Executive") and Jan Bell Marketing, Inc. (the "Company").

                  WHEREAS, the Executive has been employed by Mayor's Jewelers, Inc. ("Mayor's") as its Chief Executive Officer; and

                  WHEREAS, pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of May 26, 1998, by and among the Company, Mayor's and the stockholders of Mayor's who have executed the Stock Purchase Agreement, the Company will purchase up to all of the outstanding shares and equity equivalents of capital stock of Mayor's; and

                  WHEREAS, effective as of the closing of the transactions contemplated by the Stock Purchase Agreement (the closing date of such transactions hereinafter referred to as the "Effective Date"), the Company desires to employ the Executive as the President and Chief Executive Officer of Mayor's, and the Executive is desirous of being employed by the Company and committing to serve the Company on the following terms.

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements, the parties agree as follows:

         1.       POSITION, RESPONSIBILITIES AND TERM OF EMPLOYMENT.

                  1.01 EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company employs the Executive to serve as an officer of the Company in the capacity of President and Chief Executive Officer of Mayor's. The Executive accepts such employment and agrees that, during the term of the Agreement (including any Renewal Periods, as defined in Section 3.02(a)(ii) hereof) he shall, on a full-time basis, devote his attention, knowledge and experience and give his best efforts, skill and abilities exclusively to promote the business interests of the Mayor's and the Company, and perform such reasonable responsibilities and duties commensurate with his position hereunder and as may be assigned to Executive only by the CEO of the Company. The precise responsibilities, authority and duties of the Executive may be changed in a manner deemed appropriate from time to time by the CEO or the Board of Directors of the Company so long as such responsibilities, authority and duties of the Executive are consistent with those normally incident to a President and Chief Executive Officer of a business of the nature and size of Mayor's; provided, however, this sentence shall not be operative after an Early Trigger or Change of Control as defined in Section 3.01. The Executive shall also serve as an officer of the Company (or any successor entity as ultimately constitutes the holding company for the Company and its current and future affiliates) during the term of the Agreement (including any Renewal Periods) and in such capacity, the Executive shall report only to the CEO of the Company. Subject to Section 4, the Executive may serve as a director of or make investments in any other entity, provided that (i) such service or investment does not interfere with the Executive's commitment to perform full-time service for Mayor's or the Company, and (ii) no resources of Mayor's or the Company (including Mayor's) or the Company are used in any significant respect in connection with such service or investment.

                  1.02 TERM. Subject to the provisions of this Agreement, the term of this Agreement shall commence on the Effective Date and shall continue until three years after the Effective Date (such three-year term, the "Initial Term") and, thereafter, shall automatically renew for successive one year periods unless either party gives written notice to the other of its intention not to renew on or before 120 days prior to the end of the then annual term.











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

                  1.03 ELECTION TO THE BOARD OF DIRECTORS. The Company shall use its best efforts to cause the Executive to be elected to the Board of Directors of the Company (or any successor entity as ultimately constitutes the holding company for the Company and its current and future affiliates) throughout the Initial Term of this Employment Agreement, and any Renewal Period thereof, and the Company agrees to include the Executive in the management slate for election as a director at every stockholders' meeting at which the Executive's term as a director would otherwise expire, provided that the Executive agrees to immediately resign from the Board of Directors of the Company upon any termination of or resignation from his employment hereunder for any reason.

                  1.04 LOCATION OF SERVICES. The Executive shall perform his duties based out of Mayor's principal executive offices in Miami-Dade or Broward Counties, Florida. It is understood and agreed that the Executive may be required to travel to such locations for business purposes as shall, from time-to-time, be necessary or desirable for the business of the Company and as may reasonably be requested of him. However, the Executive shall not be required to relocate outside of Miami-Dade County, Florida without his written consent. In the event that such relocation is required by the Company, the Company shall be responsible for all such reasonable relocation expenses as are incurred by the Executive.

         2.       COMPENSATION.

                  2.01 BASE SALARY. During the term of this Agreement, the Company shall pay Executive a minimum base annual salary, before deducting all applicable withholdings, of $300,000 per year, payable at all times and in the manner dictated by the Company's standard payroll policies. The Executive shall be eligible to receive annual base salary increases as determined at the Company's discretion based upon the Executive's performance.

                  2.02 INCENTIVE COMPENSATION. In addition to a base salary, the Executive shall be eligible for an annual bonus for each fiscal year that ends during the term of this Agreement. A target level with respect to each such year occurring during the Initial Term shall be established, which, if achieved, shall entitle the Executive to seventy percent (70%) of his base salary. The Executive's bonus will be based upon two factors, each of which has been assigned a weighted percentage to determine what portion of the total bonus percentage shall be attributable to such factor (the "Weighted Percentages"): the financial performance of the Company, and the financial performance of the Mayor's. Minimum and maximum levels will be established for the "Company performance" portion of the bonus (i.e., the 60% portion), which, if achieved, shall entitle the Executive to the set percentages of base salary; achievement levels that fall between the established levels with respect to such Company performance targets shall entitle the Executive to an interpolated percentage of his base salary. With respect to the Mayor's performance component of the bonus (i.e., the 40% component), achievement levels that fall below the target level of performance shall entitle the Executive to no amount of such component portion of the bonus (i.e., 0% of 40%), while achievement at or above the target level of performance shall entitle the Executive to the full component portion of the bonus (I.E., 70% of 40%). The entitlement to any portion of a bonus award for a fiscal year shall be determined based on the Company's audited financial statements, and any bonus award payable for such year shall be paid as soon as practicable after release of such statements.

                  The Weighted Percentages with respect to each such factor for the Initial Term shall be as follows: 60% of the Executive's bonus shall be based upon the financial performance of the Company as measured against targets, and the remaining 40% shall be based upon the financial performance of the Mayor's as measured against targets, both of which, with respect to the Initial Term, are set forth below, as follows:

For the 60% factor (i.e., Company performance):

Factors to be determined on the same basis (i.e., no more or less stringent) as other senior executives of the Company, based on the following percentage formula for minimum, target and maximum bonuses:

MINIMUM (35% OF 60% OF BASE SALARY) TARGET (70% OF 60% OF BASE SALARY) MAXIMUM (140% OF 60% OF BASE SALARY)

For the 40% factor (i.e., Mayor's performance):

                            FISCAL 1998 (YE 1/30/99)
                       TARGET (70% OF 40% OF BASE SALARY)
                       ----------------------------------
                   (Amounts shown in thousands, except ratios)


Mayor's Performance
-------------------

EBITDA                                      $14,700

Other factor to be determined in good faith by the parties hereto prior to the Effective Date



                            FISCAL 1999 (YE 1/30/00)
                       TARGET (70% OF 40% OF BASE SALARY)
                       ----------------------------------
                   (Amounts shown in thousands, except ratios)

Mayor's Performance
-------------------

EBITDA                                             $19,300

Other factor to be determined in good faith by parties hereto prior to the Effective Date



                            FISCAL 2000 (YE 1/30/01)
                       TARGET (70% OF 40% OF BASE SALARY)
                       ----------------------------------
                   (Amounts shown in thousands, except ratios)

Mayor's Performance
-------------------

EBITDA                            $22,100

Other factor to be determined in good faith by parties hereto prior to the Effective Date

                  2.03 PARTICIPATION IN BENEFIT PLANS. The Executive shall be eligible to participate in, and receive benefits under, all the Company's executive benefit plans and arrangements in effect on the Effective Date for as long as such plans and arrangements may remain in effect (including, but not limited to, participation in any other pension, profit sharing, stock bonus plan or stock option plan adopted by the Company, and all group life, health, disability plans and other insurance) or any substitute or additional plans, policies or arrangements made available in the future to similarly situated executives of the Company, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans, policies and arrangements. Notwithstanding the foregoing, it is the intention of the parties hereto that the Executive shall be entitled receive the maximum (including without limitation in terms of amount and extent of benefits provided) such employee and executive benefits available to any other employee of the Company and all of its affiliates, excluding only the CEO of the Company. Family medical and dental coverage under the standard Company plans will be paid by the Company. Nothing paid to the Executive under any plan, policy or arrangement presently in effect or made available in the future shall be deemed to be in lieu of other compensation to the Executive hereunder as described in this
Section 2.

                  2.04 STOCK OPTIONS. On the Effective Date, the Executive will be granted a non-qualified option to purchase 510,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), at an exercise price per share equal to the fair market value of a share of Common Stock on such date, determined based upon the closing price as of the close of business on the Effective Date for a share of Common Stock (the

"Option"), which shall be evidenced by a Stock Option Agreement with terms not inconsistent with those provided herein. The Option shall vest and become exercisable in three installments of 170,000 Option shares each as follows:
170,000 Option shares will vest immediately on the Effective Date, and 170,000 Option shares will vest on each of the first and second anniversaries, respectively (the "Second Tranche" and the "Third Tranche," respectively), of the Effective Date, conditioned upon (i) the Executive's continued employment on such anniversary dates and (ii) satisfaction of either the stock price targets set forth below (I.E., the Company's stock reaching the target levels set forth below and remaining at or above such level for 90 out of 120 consecutive days), or other performance targets for the fiscal year(s) as set forth below, provided, however, that whether or not such performance targets are satisfied, the Option shall fully vest and become exercisable in full upon the earliest to occur of (i) the fifth anniversary of the date the Option is granted, provided the Executive has been continuously employed by the Company through such date,
(ii) a Change in Control of the Company (as defined herein), or (iii) the date of (x) the Executive's termination or resignation from his employment hereunder pursuant to Section 3.02 hereof, or (y) the Company's non-renewal of this Agreement pursuant to Section 3.02 hereof. The stock price and Company and Mayor's performance targets for vesting shall be as follows:

Stock Price Targets (Full Vesting (I.e., 170,000) Per Tranche):
---------------------------------------------------------------

Second Tranche:  $5.50

Third Tranche: $7.00

Company Performance Targets (60% Of 170,000 Vesting):
-----------------------------------------------------

                             Fiscal 1998             Fiscal 1999                Fiscal 2000
                             (YE 1/30/99)            (YE 1/30/00)               (YE 1/30/01)
                             ------------            ------------               ------------

Company Performance

Net Income                     $13,000                 $17,000                       TBD

Return on Capital                    9%                     12%                      TBD

Non-Sam's                       $3,000                  $6,000                       TBD
Operating Income


Mayor's Performance Targets (40% Of 170,000 Vesting):
-----------------------------------------------------

                                    Fiscal 1998               Fiscal 1999               Fiscal 2000
                                    (YE 1/30/99)              (YE 1/30/00)              (YE 1/30/01)
                                    ------------              ------------              ------------
Mayor's Performance              (Amounts shown in thousands, except ratios)

EBITDA                                $14,700                    $19,300                  $22,100

Other factor(s) to be determined in good faith by parties hereto prior to Effective Date

                  The Option shall have a term of 5 1/2 years from the date of grant, and no portion of the Option shall be exercisable thereafter. After termination of the Executive's employment for any reason other than Cause, the Executive may exercise the Option at any time prior to expiration of its term only to the extent the Option became vested and exercisable as of any date on or prior to such termination of employment (taking into consideration the provisions of subclause (iii) above); provided, however, that, notwithstanding anything in this Agreement which may be construed to the contrary herein, if the Executive's employment terminates hereunder due to his death or Disability (as defined herein), any unvested portion of the Option shall not automatically terminate, but shall become vested and exercisable by the Executive or his estate to the extent that such Option would otherwise have become vested in the event that the performance targets set forth above are achieved. Upon termination of the Executive's employment for Cause hereunder, the unexercised portion of the Option, whether or not vested, shall immediately terminate.

                  2.05 VACATION DAYS. The Executive shall be entitled to four weeks of vacation each year consistent with Company policy for senior executive officers. Executive shall accrue no vacation days nor receive any compensation for unused vacation days.

                  2.06 EXPENSES. During the term of employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive (in accordance with the policies and procedures established by the Company or the Board for executives of the Company) in performing services hereunder. Notwithstanding the foregoing, it is the intention of the parties hereto that the Executive shall be entitled receive the maximum (including without limitation in terms of amount and extent of expense reimbursement provided) such expense reimbursement available to any other employee of the Company and all of its affiliates, excluding only the CEO of the Company. In addition, the Executive shall be provided with an automobile as of the Effective Date which is the automobile which Mayor's had provided to the Executive immediately prior to the Effective Date, or a comparable replacement vehicle provided to the Executive at such time as said vehicle would otherwise reasonably be replaced by the Company, plus insurance, repairs, gas and oil.

         3.       TERMINATION.

                  3.01 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                           (a) "Cause" shall mean: (i) the willful and continued
failure by the Executive to substantially perform his duties for the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness, or any such actual or anticipated failure after the Executive announces his intention to resign for Good Reason), and such failure is not cured by the Executive within thirty (30) days from the date the Company notifies the Executive thereof in writing, (ii) the willful commission of an act of fraud or dishonesty by the Executive that adversely effects the business of the Company, or (iii) the Executive's conviction or a pleading of guilty or nolo contendre with respect to the commission of a felony. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. For all purposes herein, other than in the case of the Executive's conviction of a felony, the Executive shall not be deemed to have been terminated for Cause by the Company hereunder without (i) notice to the Executive setting forth the reasons for the Company's intention to terminate the Executive for Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iii) delivery to the Executive of written notice from the Board finding that in the reasonable good faith opinion of the Board, the Executive was guilty of conduct set forth herein, and specifying the particulars thereof in detail.

                           (b) "Change in Control" shall be deemed to have
occurred upon:

                           (i) the date of the acquisition by any "person"
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any executive benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (x) the then outstanding shares of common stock of the Company or (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

                           (ii) the date the individuals who constitute the
Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

         (iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 70% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

         Notwithstanding the foregoing, a Change in Control shall not have occurred if, following any event that would otherwise constitute a Change in Control, Isaac Arguetty is beneficial owner (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company or (y) the then outstanding voting securities entitled to vote generally in the election of directors.

                           (c) "Code" shall mean the Internal Revenue Code of
1986, as amended.

                           (d) "Disability" shall mean the Executive's inability
to perform his duties by reason of mental or physical disability for at least ninety (90) consecutive days or any ninety (90) days (whether or not consecutive) in any one-hundred eighty (180) consecutive day period. In the event of a dispute as to whether the Executive is disabled within the meaning hereof, either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the Company.

                           (e) "Early Trigger" shall mean:

                                    (i) commencement (within the meaning of Rule
14d-2 as promulgated under the Exchange Act) of a "tender offer" for stock of the Company subject to Section 14(d)(2) of the Exchange Act; or

                                    (ii) the execution by the Company of an
agreement the consummation of which would constitute a Change in Control; or

                                    (iii) the solicitation of proxies for the
election of directors by anyone other than the Company; or

                                    (iv) the approval by the Company's
stockholders of any transaction described in Section 3.01 (b)(iii).

                           (f) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

                           (g) "Good Reason" shall mean (i) the Company changes
the Executive's status, title or position as an officer of the Company and such change represents a material reduction in such status, title or position conferred hereunder, and/or (ii) the Company materially breaches any material provision of this Agreement (the parties hereto agree that a breach by the Company of its obligations under Sections 1.01 or 1.03 hereof shall be considered a material breach hereunder), and/or (iii) any attempted relocation of the Executive's place of employment to a location more than 50 miles from the location of such employment on the date of such attempted relocation, and such change or breach is not cured by the Company within fifteen (15) days from the date the Executive delivers a Notice of Termination for Good Reason. Such "Notice of Termination for Good Reason" shall include the specific section of this Agreement which was relied upon and the reason that the Company's act or failure to act has given rise to his termination for Good Reason.

                  3.02 TERMINATION WITHOUT CAUSE, NON-RENEWAL OR RESIGNATION WITH GOOD REASON.

                           (a) In the event of (i) the termination of the
employment of the Executive without Cause (for any reason other than by death or Disability), (ii) the non-renewal of this Agreement by the Company or (iii) the resignation of the Executive from the Company within 30 days of an event constituting Good Reason, the Company shall pay or provide to the Executive the following:

                                    (i) any earned and accrued but unpaid
installment of base salary through the date of the Executive's resignation or termination at the rate in effect immediately prior to such resignation or termination (or, if greater, immediately prior to the occurrence of an event that constitutes Good Reason) all other unpaid amounts to which the Executive is entitled as of such date under any compensation plan or program of the Company, such payments to be made in a lump sum within 15 days following the date of resignation or termination; and

                                    (ii) in lieu of any further salary payments
to the Executive for periods subsequent to his date of resignation or termination (A) if such termination or resignation occurred during the Initial Term, an amount equal to two times the Executive's annual base salary in effect immediately prior to the Executive's resignation or termination (or, if greater, immediately prior to the occurrence of an event that constitutes Good Reason), or (B) if such termination or resignation occurred during any one- year renewal period pursuant to Section 1.02 hereof after expiration of the Initial Term (a "Renewal Period"), an amount equal to one times the Executive's annual base salary in effect immediately prior to the Executive's resignation or termination (or, if greater, immediately prior to the occurrence of an event that constitutes Good Reason), in either case such payment to be made in a lump sum within 15 days following the date of the Executive's resignation or termination; and

                                    (iii) for a period of not less than (A) two
years following the Executive's date of resignation or termination if such resignation or termination occurred during the Initial Term, or (B) one year following the Executive's date of resignation or termination if such resignation or termination occurred during a Renewal Period, the Company shall reimburse the Executive for the reasonable expenses incurred by Executive in seeking employment with another employer including the fees of a reputable outplacement organization that provides placement services for positions commensurate with the position the Executive held with the Company; and

                                    (iv) the Company shall maintain in full
force and effect for a period of (A) two years following the Executive's date of resignation or termination if such resignation or termination occurred during the Initial Term, or (B) one year following the Executive's date of resignation or termination if such resignation or termination occurred during a Renewal Period, for the continued benefit of the Executive, health, life and disability programs in which the Executive was entitled to participate either immediately prior to the Executive's resignation or termination or immediately prior to the occurrence of an event that constitutes Good Reason, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall, at its sole cost and expense, arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred; and

                                    (v) continued provision of the Company-owned
or leased vehicle, as the case may be, that was provided to the Executive immediately prior to his resignation or termination (or, if more valuable to the Executive, immediately prior to the occurrence of an event that constitutes Good Reason) on the same basis that it was then paid or provided until the end of the
(A) two year period following the Executive's date of resignation or termination if such resignation or termination occurred during the Initial Term, or (B) one year period following the Executive's date of resignation or termination if such resignation or termination occurred during a Renewal Period; and

                                    (vi) full and immediate vesting of any
unvested portion of the Option.

                           (b) Notwithstanding the foregoing, in the event the
aggregate amount of all payments that the Executive would receive pursuant to
Section 3.02(a) plus payments to be made to the Executive outside this Agreement would result in a "parachute payment" (as defined in Section 280G(b)(2) of the Code) but for this Section 3.02(b), as determined in good faith by the Company, the aggregate amount of the payments required to be paid to the Executive pursuant to this Section 3.02(a) shall be reduced to the largest amount that would result in no portion of any payment to the Executive being subject to the excise tax imposed by Section 4999 of the Code.

                           3.03 TERMINATION FOR CAUSE, DEATH OR DISABILITY OR
RESIGNATION WITHOUT GOOD Reason. In the event of the Executive's termination of employment for Cause, death or Disability or his resignation without Good Reason, the following benefits shall be the only benefits payable hereunder (i) for all such terminations, the amount set forth in clause (i) of Section 3.02(a), (ii) in the event of the death or Disability of the Executive hereunder, the Executive or his estate shall receive the pro-rata portion of the bonus to which the Executive would otherwise have been entitled to receive hereunder with respect to the year of such death or Disability, based upon Company and the Mayor's achievement for such year, such pro-rata portion calculated based upon the number of days in which the Executive was actually employed during such year, and (iii) in the event of the Disability of the Executive hereunder, the Executive shall receive (x) the continued payment of his base salary, and (y) the continued provision of the benefits set forth in
Section 3.02(a)(iv) hereof (other than with respect to the time periods set forth therein), in each case on the same basis as in effect immediately prior to such termination, and in each case for the one year period following such termination.

                           3.04 TERMINATION, NON-RENEWAL OR RESIGNATION IN
CONNECTION WITH A CHANGE IN CONTROL.

                           (a) Notwithstanding the provisions of Section 3.02,
in the event of the resignation, termination or non-renewal of the employment of the Executive for any reason specified in Section 3.02(a), and such resignation or termination or non-renewal occurs within the two year period following a Change in Control, then the Executive shall be entitled to receive the following payments or benefits upon the date of the Executive's resignation or termination or non-renewal of employment:

                                    (i) the amounts and benefits specified in
Sections 3.02(a)(i) through (vi) determined (where relevant) as if such resignation, termination or non-renewal occurred during the Initial Term (regardless of the actual date of such resignation, termination or non-renewal following a Change in Control); and

                                    (ii) an amount that, on an after-tax basis
(including federal income and excise taxes, and state and local income taxes) equals the excise tax imposed by Section 4999 of the Code upon which the Executive by reason of amounts payable under this Section 3.04(a) (including this clause (ii)), as well as amounts payable outside of this Agreement by the Company that are described in Section 280G(b)(2)(A)(i) of the

Code. For purposes of this clause (ii), the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of taxation.

                           (b) In the case of a resignation or termination for a
reason specified in Section 3.02 which follows an Early Trigger, the Executive shall be entitled to the payments and benefits specified in Section 3.02(a)(i) through (vi) determined (where relevant) as if such resignation, termination or non-renewal occurred during the Initial Term (regardless of the actual date of such resignation, termination or non-renewal following an Early Trigger) at the times specified therein, and if such Early Trigger ultimately results in a Change in Control, the Executive shall be entitled to the additional payments specified in Section 3.04(a)(ii) to be paid or commence upon the Change in Control.

                  (c) Solely for purposes of this Section 3.04, Good Reason shall include a change in the Executive's status, title or position as an officer of the Company and such change represents a material reduction in such status, title or position as in effect immediately prior to a Change in Control.

                           3.05 WITHHOLDING. The Company shall have the right to
deduct from any amounts payable under this Agreement an amount necessary to satisfy its obligation, under applicable laws, to withhold income or other taxes of the Executive attributable to payments made hereunder.

                           3.06 NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON
OTHER CONTRACTUAL RIGHTS. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of resignation or termination, or, with respect to amounts payable pursuant to
Section 3.04, by any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights the Executive may acquire in the future, under any Executive benefit plan, incentive plan, employment agreement or other contract, plan or arrangement.

                           3.07 PIGGYBACK REGISTRATION RIGHTS. During the term
of this Agreement (including Renewal Periods), and in the event of the termination of the Executive's employment hereunder for any reason, for the period of one year after the date of such termination, whenever the Company proposes to register any Common Stock for its own account or the account of others under the Securities Act of 1933, as amended, during such one-year period, for a public offering for cash, but other than a registration relating to a rights offering to its stockholders, or in connection with acquisitions, the Company will give the Executive prompt notice of its intent to do so. Upon the written request of the Executive given within 10 days after receipt of such notice, the Company will use its best efforts to cause to be included in such registration all of the shares of Common Stock that the Executive requests and that are acquired by the Executive pursuant to this Agreement through exercise of the Option (as distinguished from any shares of Common Stock he may receive pursuant to the Stock Purchase Agreement) (shares acquired by Executive pursuant to this Agreement through exercise of the Option shall be referred to as the "Option Stock"); provided, however, that the Company shall have the right to reduce the number of shares included in such registration if the Company is advised in good faith by any managing underwriter of the securities being offered pursuant to any registration statement that the number of shares to be sold by persons other than the Company is greater than the number of such shares which can be offered without adversely affecting the offering, and the Company may reduce pro rata the number of shares offered for the account of the Executive to a number deemed satisfactory by such managing underwriter. In the event that the Executive shall notify the Company that he elects to have his Option Stock included in any such offering, the Executive shall promptly furnish the Company with such appropriate information in connection therewith as the Company shall request. The Company shall pay all costs incident to such registration, other than (i) the cost of any counsel or other advisers to the Executive, (ii) any due diligence costs of the Executive, and (iii) any brokerage or underwriting commissions in connection with the sale of the Common Stock that pertains to the Option Stock so registered. The Company shall have sole control in connection with the preparation, filing, amending and supplementing of any registration


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

statement or prospectus, including the right to withdraw the same or delay the effectiveness thereof, in the sole discretion of the Company.

                  4.        NONCOMPETITION/CONFIDENTIALITY

                           (a) The Executive agrees that during his employment
with the Company, and (i) for a period of two years thereafter in the event of the Executive's termination or resignation pursuant to Section 3.03 hereof, other than in the case of the Executive's Disability in which case for a period of one year, and (ii) with respect to clauses (iii) and (iv) of this Section 4(a) (regardless of the circumstances of the Executive's termination or resignation), at any time thereafter, he will not, directly or indirectly, do or suffer any of the following:

                                    (i) Own, manage, control or participate in
the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated (collectively, "Employed") as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association, or other business entity, or otherwise engage in any business, which is engaged in any manner in, or otherwise competes with, the business of the Company or any of its affiliates (as conducted on the date the Executive ceases to be employed by the Company in any capacity, including as a consultant) (a "Prohibited Business") within a 15-mile radius of a Mayor's store as of the date of the termination of the Executive's employment with the Company in the United States of America or any of the foreign countries in which the Company or any of its affiliates is doing business (a "Competing Business") for so long as this Section 4(a)(i) shall remain in effect, nor solicit in any affirmative manner (it being understood that such provision shall not be triggered in the absence of affirmative acts of the Executive) any person or business that was at the time of the Executive's termination of employment, or within one year prior thereto, a customer or supplier of the Company or any of its affiliates; provided, however, that, notwithstanding the foregoing, the Executive shall not be deemed to be Employed by a Competing Business if the Board or a committee of the Board determines that the Executive has established by clear and convincing evidence all of the following: (A) such entity (including its affiliates in aggregate) does not derive Material Revenues (as defined below) from the aggregate of all Prohibited Businesses, (B) such entity (including its affiliates in aggregate) is not a Competitor (as defined below) of the Company and its affiliates and (C) Executive has no direct responsibility for or otherwise with respect to any Prohibited Business; for purposes of this clause (i), Material Revenues shall mean that 5% or more of the revenues of the entity (including its affiliates in aggregate) are derived from the aggregate of all Prohibited Businesses; an entity shall be deemed a Competitor of the Company and its affiliates if the combined gross receipts of the entity (including its affiliates in aggregate) from any Prohibited Business is more than 25% of the gross receipts of the Company and its affiliates in such Prohibited Business; and an "affiliate" of an entity is any entity controlled by, controlling or under common control with the entity, provided, however, that nothing herein set forth herein shall prevent the Executive from owning one (1) jewelry store at a single location to be selected at the discretion of the Executive upon the termination of the Executive's employment with the Company;

                                    (ii) Employ, assist in employing, or
otherwise associate in business with any present executive, officer or agent of the Company or its affiliates;

                                    (iii) Induce in any affirmative manner (it
being understood that such provision shall not be triggered in the absence of affirmative acts of the Executive) any person who is an executive, officer or agent of the Company, or any member of the Company or its affiliates, to terminate said relationship; and

                                    (iv) Disclose, divulge, discuss, copy or
otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, or any member of the Company or its affiliates, the customer lists, manufacturing and marketing methods, product research or engineering data, vendors, contractors, financial information, business plans and methods or other trade secrets of the Company, or any member of the Company or its affiliates, it being acknowledged by the Executive that all such information regarding the business of the Company or its affiliates compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property (it being understood, however, that information publicly disclosed by the Company




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

and information obtained by the Executive prior to the Effective Date shall not be considered within the scope of this Section 4(a)(iv), provided that such information may not be used in connection with any of the activities prohibited under clauses (i) and (ii) of this Section 4(a) for so long as such clauses remain in effect);

                  provided, however, if the Executive's employment is terminated under circumstances described in Sections 3.02 or 3.04, then clauses (i) and
(ii) of this Section 4(a) shall terminate immediately.

                           (b) The Executive expressly agrees and understands
that the remedy at law for any breach by him of any of the provisions of this
Section 4 will be inadequate and that damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Executive's violation of any legally enforceable provision of this Section 4, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 4 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section 4 which may be pursued or availed of by the Company.

                           (c) In the event the Executive shall violate any
legally enforceable provision of this Section 4 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, such violation shall toll the running of such time period from the date of such violation until such violation shall cease; provided, however, the Company shall seek appropriate remedies in a reasonably prompt manner after discovery of a violation by the Executive.

                           (d) The Executive has carefully considered the nature
and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Section 4, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, are designed to not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

                           (e) If any decision maker determines that any of the
covenants contained in this Section 4 (the "Restrictive Covenants"), or any part thereof, is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                           (f) The Company and the Executive intend to and
hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more or such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdictions being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of RES JUDICATA.

                           (g) The provisions of this Section 4 shall supersede
any other noncompetition and/or confidentiality covenants to which the Executive and the Company may be parties, including without limitation, those contained in the Purchase Agreement.

                  5. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall not be assignable by either the Company or the Executive, provided that this Agreement is assignable by the Company t any affiliate of the Company, to any successor in interest to the business of any of the Company, or to a purchaser of all or substantially all of the assets of any of the Company. The Company will require any successor or assign

(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. For purposes of clarity, any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate this Agreement for good reason. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  6.       MISCELLANEOUS.

                  6.01 GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida.

                  6.02 NOTICES. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three days after being sent by United States certified mail, postage prepaid, with return receipt requested to, the parties at their respective addresses set forth below:

                           (a) To the Company:

                           Jan Bell Marketing, Inc.
                           14051 Northwest 14th Street
                           Sunrise, Florida   33323
                           Attention:  Chief Executive Officer

                           (b) To the Executive:

                           Mr. Samuel A. Getz
                           At the address of the Executive on the books and records of the Company (as revised from time to time) at the time of such notice given hereunder.




                  6.03 SEVERABILITY. If any paragraph, subparagraph or provision hereof is found for any reason whatsoever to be invalid or inoperative, that paragraph, subparagraph or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of Executive in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in this Agreement.

                  6.04 ENTIRE AGREEMENT, AMENDMENT AND WAIVER. This Agreement constitutes the entire agreement and supersedes all prior agreements of the parties hereto relating to the subject matter hereof, and there are no oral terms or representations made by either party other than those herein. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.


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

                  6.05 ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement, or breach thereof (other than those arising under Section 4, to the extent necessary for the Company to avail itself of the rights and remedies provided under Section 4), shall be submitted to arbitration in Dade County, Florida in accordance with the Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof, provided, however, that the parties agree that (i) the panel of arbitrators shall be prohibited from disregarding, adding to or modifying the terms of this Agreement; (ii) the panel of arbitrators shall be required to follow established principles of substantive law and the law governing burdens of proof; (iii) only legally protected rights may be enforced in arbitration; (iv) the panel of arbitrators shall be without authority to award punitive or exemplary damages; (v) the chairperson of the arbitration panel shall be an attorney licensed to practice law in Florida who has experience in similar matters; and (vii) any demand for arbitration made by the Executive must be filed and served, if at all, within 365 days of the occurrence of the act of omission complained of. Any claim or controversy not submitted to arbitration in accordance with this Section shall be considered waived and, thereafter, no arbitration panel or tribunal or court shall have the power to rule or make any award on any such claim or controversy. The award rendered in any arbitration proceeding held under this Section shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof, PROVIDED that the judgment conforms to established principles of law and is supported by substantial record evidence.

                  6.06 ENFORCEMENT.

                           (a) This Agreement shall inure to the benefit of and
be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's estate or beneficiary.

                           (b) In the event that the Company shall fail or
refuse to make payment of any amounts due the Executive hereunder within the appropriate time period, the Company shall pay to the Executive, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required until paid to the Executive, at the rate from time to time announced by Chase Manhattan Bank as its "prime rate" plus 2%, each change in such rate to take effect on the effective date of the change in such prime rate.

                           (c) The Company shall pay promptly as incurred (and
in any event within 10 days of its receipt of proper documentation of) all reasonable fees and expenses (including attorneys' fees) that the Executive may incur following a Change in Control as a result of the Company's contesting the validity, enforceability, or the Executive's interpretation of, the provisions of this Agreement relating to the Executive's entitlements pursuant to Section
3.04 (regardless of the outcome of any litigation to enforce this Agreement).

                           (d) In the event proceedings are initiated by either
party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses, and attorney's fees from the other party, except to the extent such costs, fees and expenses are covered by
Section 6.06(c), in which case Section 6.06(c) shall control.

                  6.07 SURVIVAL OF RIGHTS AND OBLIGATIONS. All rights and obligations of the Executive or the Company arising during the term of this Agreement shall continue to have full force and effect after the date that this Agreement terminates or expires.

                  6.08 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which is an original but which shall together constitute one and the same instrument.

                  6.09 RELEASE/COVENANTS. As a condition to his entitlement to receive termination payments, Executive shall (i) have executed and delivered to the Company a waiver and release satisfactory to the Company waiving and releasing all claims against the Company and its direct or indirect subsidiaries and their respective







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

officers, agents, directors and Executives, and such waiver and release shall have become irrevocable, and (ii) comply with Sections 4 and 6.11.

                  6.10 WRITTEN RESIGNATION. In the event this Agreement is terminated for any reason (except by death), the Executive agrees that if at the time Executive is a director or officer of the Company or any of its direct or indirect subsidiaries, Executive will immediately deliver a written resignation as such director or officer, such resignation to become effective immediately.

                  6.11 RETURN OF DOCUMENTS AND PROPERTY. Upon the termination of the Executive's employment with the Company, or at any time upon the request of the Company, the Executive (or Executive's heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing confidential information relating to the business and affairs of the Company and its direct and indirect subsidiaries, and (b) all documents, materials and other property (including, without limitation, computer files) belonging to the Company or its direct or indirect subsidiaries, which in either case are in the possession or under the control of the Executive (or Executive's heirs or personal representatives).

                  6.12 EXECUTIVE'S REPRESENTATIONS. The Executive represents and warrants to the Company that (i) he is able to perform fully his duties and responsibilities contemplated by this Agreement and (ii) there are no restrictions, covenants, agreements or limitations of any kind on his right or ability to enter into and fully perform the terms of this Agreement.



                                    EXECUTION

         Upon execution below by both parties, this Agreement will enter into full force and effect as of the Effective Date (as defined herein).

                            JAN BELL MARKETING, INC.


                            By: /s/ Isaac Arguetty
                               ----------------------------------
                               Name: Isaac Arguetty
                               Title:  Chief Executive Officer


                            EXECUTIVE


                            /s/ Samuel A. Getz
                            -----------------------------
                            Samuel A. Getz












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